EXHIBIT 21
SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.

Jurisdiction of
Subsidiaries	Incorporation
Cash America International, Inc.	Texas
Cash America, Inc.	Delaware
Cash America, Inc. of Louisiana	Delaware
RATI Holding, Inc.	Texas
Cash America, Inc. of Tennessee	Tennessee
Cash America, Inc. of Oklahoma	Oklahoma
Cash America, Inc. of South Carolina	South Carolina
Florida Cash America, Inc.	Florida
Georgia Cash America, Inc.	Georgia
Cash America, Inc. of North Carolina	North Carolina
Cash America Pawn, Inc. of Ohio	Ohio
Cash America, Inc. of Alabama	Alabama
Cash America, Inc. of Colorado	Colorado
Cash America, Inc. of Indiana	Indiana
Cash America Acquisition Company, Inc.	Texas
Cash America Pawn L.P.	Delaware
Cash America Management L.P.	Delaware
Cash America Holding, Inc.	Delaware
Mr. Payroll Corporation	Delaware
Express Cash International Corporation	Delaware
Cash America of Missouri, Inc.	Missouri
Vincent’s Jewelers and Loan, Inc.	Missouri
Cash America, Inc. of Utah	Utah
Cash America Franchising, Inc.	Delaware
Cash America Financial Services, Inc.	Delaware
Cash America, Inc. of Illinois	Illinois
Uptown City Pawners, Inc.	Illinois
Doc Holliday’s Pawnbrokers & Jewellers, Inc.	Delaware
Longhorn Pawn and Gun, Inc.	Texas
Bronco Pawn and Gun, Inc.	Oklahoma
Gamecock Pawn and Gun, Inc.	South Carolina
Hornet Pawn and Gun, Inc.	North Carolina
Tiger Pawn and Gun, Inc.	Tennessee
Cashland Financial Services, Inc.	Delaware
Cash America, Inc. of Kentucky	Kentucky
Cash America Advance, Inc.	Delaware
Cash America, Inc. of Nevada	Nevada
Cash America, Inc. of Virginia	Virginia